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                                 EXHIBIT 21.1

                                 SUBSIDIARIES

                The Company has three wholly-owned subsidiaries:

              Leslie's Pool Brite, Inc., a California corporation;

              Sandy's Pool Supply, Inc., a California corporation;

                                      and

               Blackwood & Simmons, Inc., a Georgia corporation.